As filed with the Securities and Exchange Commission on December 14, 1999
                                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                 AMDOCS LIMITED
             (Exact name of Registrant as specified in its charter)

Island of Guernsey                                       Not Applicable
(State or other                                         (I.R.S. employer
jurisdiction of                                      identification number)
incorporation or
organization)
                           Tower Hill House Le Bordage
           St. Peter Port, Island of Guernsey, GY1 3QT Channel Islands
                    (Address of Principal Executive Offices)
                                  ------------

                1998 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
                            (Full title of the Plan)
                                  ------------

                                  Amdocs, Inc.
                          1390 Timberlake Manor Parkway
                          Chesterfield, Missouri 63017
                     Attention: Thomas G. O'Brien, Treasurer
                                 (314) 212-8328
               (Name, address and telephone number, including area
                           code, of agent for service)
                                  ------------

                                   Copies to:
                             ROBERT A. SCHWED, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111
                                 (212) 841-5700

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                       Proposed    Proposed
                                       maximum     maximum
                        Amount         offering    aggregate      Amount of
Title of securities     to be          price per   offering       registration
to be registered        registered     share(1)    price          fee
--------------------------------------------------------------------------------

Ordinary Shares,
 (pound) 0.01 par
     value              6,600,000      $13.00     $85,800,000    $23,853

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "1933 Act") as follows: (i) in the case of Ordinary Shares which may be purchased upon the exercise of outstanding options which have heretofore been granted, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of Ordinary Shares for which options have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices of Amdocs' Ordinary Shares on the New York Stock Exchange as of a date (December 10, 1999) within five business days prior to filing this Registration Statement.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Amdocs will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the 1933 Act. Amdocs does not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Annual Report filed on Form 20-F for the fiscal year ended September 30, 1999 as filed with the Commission on December 7, 1999.

          2. The Registrant's Quarterly Reports on Form 6-K for the quarterly period ended June 30, 1999 as filed with the Commission on August 12, 1999, for the quarterly period ended March 31, 1999 as filed with the Commission on May 19, 1999, and for the quarterly period ended December 31, 1998 as filed with the Commission on February 16, 1999.

          3. The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 17, 1998, including any amendment or report filed for updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Guernsey law permits a company's Articles of Association to provide for the indemnification of officers and directors except to the extent that such a provision may be held by the courts of Guernsey to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime) and except to the extent that Guernsey law prohibits the indemnification of any director against any specific provisions of Guernsey company law under which personal liability may be imposed or incurred.

          Under the Registrant's Articles of Association, the Registrant is obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of the Registrant, provided that the Registrant has no such obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

          The Registrant has entered into an indemnity agreement with its directors and some of its officers, under which the Registrant has agreed to pay the indemnified party the amount of Loss (as defined therein) suffered by that party due to claims made against that party for a Wrongful Act (as defined therein).


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION
_______   ___________

4         1998 Stock Option and Incentive Plan, as amended, of Amdocs Limited

5 Opinion of Carey Langlois with respect to the legality of the securities being registered.

23.1      Consent of Carey Langlois (included in Exhibit 5).

23.2      Consent of Ernst & Young LLP.

24        Powers of Attorney (included on signature page).


ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 14th day of December, 1999.

                                            AMDOCS LIMITED



                                    By:     /s/ BRUCE K. ANDERSON
                                       -----------------------------------------
                                            Bruce K. Anderson
                                            Chief Executive Officer and
                                            Chairman of the Board

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce K. Anderson, Robert A. Minicucci and Thomas G. O'Brien, and each of them singly (with full power to each of them to act alone), as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURES                        TITLE                               DATE
-----------                       -----                               ----


 /S/ BRUCE K. ANDERSON        Chief Executive Officer and      December 14, 1999
----------------------        Chairman of the Board
   Bruce K. Anderson



/S/ ROBERT A. MINICUCCI       Chief Financial Officer and      December 14, 1999
-----------------------       Director
  Robert A. Minicucci


   /S/ ADRIAN GARDNER         Director                         December 14, 1999
----------------------
    Adrian Gardner


   /S/ STEPHEN HERMER         Director                         December 14, 1999
----------------------
    Stephen Hermer


     /S/ JAMES KAHAN          Director                         December 14, 1999
----------------------
     James Kahan

   /S/ PAZ LITTMAN            Director                         December 14, 1999
----------------------
      Paz Littman


                              Director                         December 14, 1999
----------------------
     Avinoam Naor


  /S/ JOHN T.MCLENNAN         Director                         December 14, 1999
----------------------
     John T. McLennan


 /S/ LAWRENCE PERLMAN         Director                         December 14, 1999
----------------------
   Lawrence Perlman


/S/ MICHAEL J. PRICE          Director                         December 14, 1999
----------------------
   Michael J. Price


     /S/ URS SUTER            Director                         December 14, 1999
----------------------
       Urs Suter


 /S/ THOMAS G. O'BRIEN        Amdocs Limited's Authorized      December 14, 1999
-----------------------       Representative in the United
   Thomas G. O'Brien          States

EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION
-------                     -----------

4.           1998 Stock Option and Incentive Plan, as amended, of Amdocs Limited

5. Opinion of Carey Langlois with respect to the legality of the securities being registered.

23.1.        Consent of Carey Langlois (included in Exhibit 5).

23.2.        Consent of Ernst & Young LLP, independent auditors.

24.          Powers of Attorney (included on signature page).

                                                                       EXHIBIT 4

                                 AMDOCS LIMITED

                      1998 STOCK OPTION AND INCENTIVE PLAN

                        AS AMENDED AS OF JANUARY 27, 1999

1.   Purpose; Type of Awards; Construction

     The purpose of the Amdocs Limited 1998 Stock Option and Incentive Plan (the "Plan") is to afford an incentive to officers, directors, employees and consultants of Amdocs Limited (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, directors and consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. It is further intended that options granted by the Committee (as such a term is defined below) pursuant to Section 8 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options granted by the Committee pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). The Committee may also grant restricted shares ("Restricted Stock") under the Plan pursuant to Section 9 of the Plan. If the Committee so determines it may grant Nonqualified Stock Options or Restricted Stock pursuant to the provisions of Section 102 of the Israel Income Tax Ordinance (New Version) 1961, and any regulations, rules, orders or procedures promulgated thereunder ("102 Securities").

2.   Definitions

     As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Ordinary Shares" shall mean shares of ordinary shares, par value (pound) 0.01 per share, of the Company.

     (b) "Disability" shall mean the inability of a Grantee (as defined in Section 3 hereof) to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     (c) "Fair Market Value" per share as of a particular date shall mean (i) if the shares of Ordinary Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; or (ii) if the shares of Ordinary Shares are then traded on a national securities exchange the closing sales price per share of Ordinary Shares on the national securities exchange, on which the Ordinary Shares are principally traded, for the last preceding date on which there was a sale of such Ordinary Shares on such exchange, or (iii) if the shares of Ordinary Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Ordinary Shares in such over-the-counter market for the last preceding date on which there was a sale of such Ordinary Shares in such market.

     (d) "Option" or "Options" shall mean a grant to a Grantee (as defined in Section 3 hereof) of an option or options to purchase shares of Ordinary Shares. Options granted by the Committee (as defined in Section 3 hereof), pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

     (e) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

     (f) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

     (g) "Ten Percent Stockholder" shall mean a Grantee (as defined in Section 3 hereof), who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.   Administration

     The Plan shall be administered by a committee (the "Committee") established by the Board of Directors of the Company (the "Board").

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and Restricted Stock; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options or 102 Securities; to determine the kind of consideration payable (if any) with respect to awards; to determine the period during which Options may be exercised and Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as "Grantees"); to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the "Agreements"); to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

     The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.   Eligibility

     Officers, Directors, other employees of the Company and consultants of the Company shall be eligible to receive awards hereunder. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible individuals to the management, growth and/or profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.   Ordinary Shares

     The maximum number of shares of Ordinary Shares reserved for the grant of awards under the Plan shall be 6,600,000. Such shares may, in whole or in part, be authorized but unissued shares. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 10 hereof.

     If any outstanding award under the Plan should, for any reason expire, be canceled or be terminated without having been exercised in full, the shares of Ordinary Shares allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

6.   Terms and Conditions of Options

     Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

     (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Ordinary Shares to which the Option relates.

     (b) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

     (c) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one-hundred percent (100%) of the Fair Market Value of the shares of Ordinary Shares covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 10 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

     (d) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise and may be made in cash, by the delivery of shares of Ordinary Shares with a fair market value equal to the Option Price, provided that any such shares acquired by the Grantee pursuant to the exercise of an Incentive Stock Option shall have been held by the Grantee for a period of at least one year, or by a combination of cash and such shares that have been held by the Grantee for a period of at least one year whose fair market value together with such cash shall equal the Option Price. The Committee may also permit Grantees, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Ordinary Shares thereby acquired pursuant to a brokerage or a similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the Purchase Price of such shares.

     (e) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Ordinary Shares as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

          Options shall become exercisable in cumulative installments of 50% on the second anniversary of the date on which such Option is granted, and 25% per year on the third and fourth anniversary, or at such other times and in such other installments (which may be cumulative) as the Committee shall provide in the terms of the respective Option Agreements; provided, however, that the Committee, in its absolute discretion, may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised. The Option may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option.

     (f) TERMINATION. Except as provided in this Section 6(f) and in Section 6(g) hereof, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or has continuously performed such services since the date of grant of the Option. In the event that the employment of a Grantee shall terminate or Grantee shall cease performance of services for the Company, a Parent or a Subsidiary thereof (in either event, other than by reason of death or disability), all Options of such Grantee that are exercisable at the time of such termination or cessation may, unless earlier terminated in accordance with their terms, be exercised within ninety (90) days after the date of such termination or cessation; provided, however, that if the Company shall terminate the Grantee's employment for cause (as determined by the Committee), all Options theretofore granted to such Grantee shall, to the extent not theretofore exercised, terminate on the date of such termination or cessation unless otherwise determined by the Committee. In the case of a Grantee whose principal employer is a Subsidiary, the Grantee's employment shall be deemed to be terminated for purposes of this

          Section 6(f) as of the date on which such principal employer ceases to be a Subsidiary.

     (g) DEATH OR DISABILITY OF GRANTEE. If a Grantee shall die while employed by, or performing services for, the Company or a Parent or subsidiary thereof, or within ninety (90) days after the date of cessation of such Grantee's employment or performance of services other than as a result of termination for cause (or within such longer period as the Committee may have provided pursuant to Section 6(e) hereof), or if the Grantee's employment shall terminate or performance of services shall cease by reason of Disability, all Options theretofore granted to such Grantee may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Grantee, at any time within twelve months after the date of death or Disability of the Grantee. In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option.

     (h) LOANS. Subject to any law, the Company may make loans to Grantees as the Committee, in its discretion, may determine in connection with the exercise of outstanding options granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the Grantees in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 6(h) and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine and (iii) bear interest, if any, at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the exercise price less the par value of the shares of Ordinary Shares covered by the option, or portion thereof, exercised by the Grantee. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the Grantee with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the Grantee's termination of employment or ceasing to perform services shall be determined by the Committee; provided, however, that the term of the loan, including extensions, shall not exceed 10 years. Unless the Committee determines otherwise, when a loan shall have been made, shares of Ordinary Shares having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the Grantee to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     (i) OTHER PROVISIONS. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

     (j) EXERCISE OF OPTIONS. A Grantee who decides to exercise an Option in whole or in part shall give notice to the Secretary of the Company of such exercise in writing on a form approved by the Committee. Such notice shall specify the manner in which the Grantee will make payment of the Option Price.

7.   Nonqualified Stock Options

     7.1 Options intended to constitute Nonqualified Stock Options shall be subject only to the general terms and conditions specified in Section 6 hereof.

     7.2 Any 102 Securities which shall be granted to employees of the Company (or if required by law) shall be issued to a trustee nominated by the Board or the Committee (in accordance with the provisions of Section
          102) (the "Trustee") and held for the benefit of the optionees for a period of not less than two years (24 months) from the date of grant. The Trustee may also hold in trust any shares issued upon exercise of such 102 Stock Options pursuant to the provisions of Section 102.

8.   Incentive Stock Options

     Options intended to constitute Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

     (a) VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent that the aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year exceeds $100,000, such Option


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          shall be treated as a Non-Qualified Stock Option. The foregoing shall be applied by taking options into account in the order in which they were granted, with the fair market value of any share to be determined at the time of the grant of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Non-Qualified Stock Option.

     (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the shares of Ordinary Shares on the date of grant of such Incentive Stock Option and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.   Restricted Stock

     The Committee may award shares of Restricted Stock to any eligible individual. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the "Restricted Stock Agreement"), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

     (a) The Committee shall determine the number of shares of Ordinary Shares to be issued to the Grantee pursuant to the award.

     (b)(i) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing




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               restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

     (ii) The Committee may adjust the performance goals to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which will result in an increase in the compensation of any Grantee whose compensation is subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code, as amended, or a successor provision, for the applicable year. The Committee also may adjust the performance goals by reducing the amount to be received by any Grantee pursuant to an award if and to the extent that the Committee deems it appropriate.

     (c) Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with, or performance of, service for, the Company or any Parent or Subsidiary shall cease for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this
               Section 9) shall be converted into deferred stock.

     (d) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 9, including the right to receive dividends with respect to such shares and to vote such shares.

     (e) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

     (f) OTHER STOCK-BASED AWARDS. The Committee may grant other awards under the Plan pursuant to which shares of Ordinary Shares (which may, but need not, be shares of Restricted Stock pursuant to
               Section 9 hereof) are or may in the future be acquired, or awards denominated in stock units, including ones values using measures other than market value. The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the fair market value of all shares of Ordinary Shares in respect



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               to which the right was granted exceeds the exercise price
               thereof. Such other stock based awards may be granted alone, in addition to, or in tandem with any award of any typed granted under the plan and must be consistent with the purposes of the Plan.

     Limitations and Conditions.

     (i) In the event that the Company makes an acquisition or is a party to a merger or consolidation and the Company assumes the options or other awards consistent with the purpose of this Plan of the Company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Ordinary Shares subject to the assumed options or other awards shall not count as part of the total number of shares of Ordinary Shares that may be made subject to awards under this Plan.

     (ii) Any shares that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is settled in shares) shall again be available for award and shall not be considered as having been theretofore made subject to award.

     (iii) Nothing contained herein shall affect the right of the Company to terminate any Grantee's employment at any time or for any reason.

10.  Effect of Certain Changes

     (a) If there is any change in the shares of Ordinary Shares through the declaration of stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares, or other similar transactions, the number of shares of Ordinary Shares available for awards, the number of such shares covered by outstanding awards, and the price per share of Options shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Ordinary Shares; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     (b) In the event of the dissolution or liquidation of the Company or in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off or in the event of other similar transactions, the Committee may provide that:

               (i) the Grantee of any award hereunder shall have the right to exercise an Option (at its then Option price) or to receive in respect of other types of awards the kind and amount of



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                    shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a Grantee of the number of shares of Ordinary Shares subject to such award for which such award might have been exercised or realized immediately prior to such dissolution, liquidation, or corporate separation or division; or

               (ii) each award granted under the Plan shall terminate as of a date to be fixed by the Committee and that not less than thirty (30) days' written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise or otherwise realize with respect to such awards all or any part of the shares of Ordinary Shares and other securities, property, cash or any combination thereof, covered thereby.

               In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in subsections 10(b)(i) or 10(b)(ii) above.

     (c) In the event of a change in the Ordinary Shares of the Company as presently constituted that is limited to a change of all of its authorized shares of Ordinary Shares into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Ordinary Shares within the meaning of the Plan.

     (d) Except as herein before expressly provided in this Section 10, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Ordinary Shares subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

11.  Surrender and Exchanges of Awards

     The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any subsidiary ("Surrendered Option"), to be conditioned upon the granting to the Grantee of a new Option for the same number of shares of Ordinary Shares as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option may be an Incentive Stock Option or a Nonqualified Stock Option and shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. The Committee may also grant Restricted Shares in exchange for Surrendered Options to any holder of such Surrendered Option.

12.  Period During which Options may be Granted

     Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

13.  Nontransferability of Awards

     Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, other than pursuant to a valid qualified domestic relations order issued by a court pursuant to
     Section 414(p) of the Code, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee.

14.  Approval of Shareholders

     The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of awards made prior to the shareholder approval mentioned herein) shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board.

15.  Agreement by Grantee Regarding Withholding Taxes

     If the Committee shall so require, as a condition of exercise of an Option or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee.

16.  Amendment and Termination of the Plan

     The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment that would increase the aggregate number of Ordinary Shares as to which awards may be granted under the Plan or materially increase the benefits accruing to Grantees under the Plan or change the class of employees eligible for participation in the Plan or reduce the basis upon which the minimum Option Price is determined or extend the period within which awards under the Plan may be granted or provide for an Option that is exercisable more than 10 years after the date it is granted (except in the event of death) shall be subject to the approval of the holders of a majority of the Ordinary Shares issued and outstanding, except that any such increase or modification that may result from adjustments authorized by Section 10 hereof shall not require such approval. Except as provided in Section 10 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

17.  Rights as a Shareholder

     Except as provided in Section 9(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

18.  No Rights to Employment

     Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such subsidiary to terminate such Grantee's employment or services. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues in the employ of the Company or any subsidiary.

19.  Beneficiary

     A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

20.  Governing Law

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.

21.  Effective Date and Duration of the Plan

     This Plan shall be effective on and as of 1/1/98, subject to the approval of the Plan by the shareholders of the Company, and shall terminate on the tenth anniversary of such date.